UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2011

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Peter G. Traber, M.D., President, Chief Executive Officer and Chief Medical Officer

In a Form 8-K Current Report filed on March 9, 2011, Galectin Therapeuctics Inc. (then known as Pro-Pharmaceuticals, Inc.) (the “Company”) reported that Peter G. Traber, M.D., would become President and Chief Executive Officer of the Company as of March 17, 2011.

On May 26, 2011, the Company entered into an employment agreement with Dr. Traber (the “Employment Agreement”) for a three year term beginning March 17, 2011, which shall continue for up to two additional one-year terms unless either party provides at least 6 months’ prior notice that the employment shall not continue. The Employment Agreement provides for an annual salary during the initial year in the amount of $195,000, which may be adjusted beginning the second year based on industry surveys of executive compensation in comparable companies, but shall not be less than $300,000. Dr. Traber is entitled to (i) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (ii) up to four weeks vacation, (iii) $2,000,000 life insurance coverage and long-term disability insurance at Company expense, (iv) an apartment and use of an automobile while in residence near the Company’s Newton, Massachusetts offices, and (v) weekly air-fare from his family’s residence anywhere in the 48 contiguous United States.

The Employment Agreement provides that Dr. Traber shall receive severance equal to one year of his then salary, two years’ medical coverage, and immediate vesting of all unvested warrants and options if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Traber for “good reason,” or (iii) following a “change of control” of the Company (as each quoted term is defined in the Employment Agreement). If Dr. Traber’s employment is terminated “for cause.” as defined in the Employment Agreement, subject to “cure rights” in certain instances, he is not entitled to severance other than medical insurance coverage pursuant to COBRA.

The Employment Agreement provides that during its term Dr. Traber shall not engage in any business competitive with the Company, whether as employee, advisor, shareholder or otherwise. Following employment, Dr. Traber shall not (i) accept for 12 months business from our customers or accounts relating to “competing products” or services of the Company, or (ii) render services for 6 months to any “competing organization” (as such quoted terms are defined in the Employment Agreement). The Employment Agreement also contains provisions binding on Dr. Traber with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to the Company; (iii) non-solicitation of our executives, or persons with whom we have a business relationship such as investors, suppliers and customers; and (iv) advance review and approval of all writings he proposes to publish.

As contemplated by the Employment Agreement, on May 26, 2011, our Board of Directors (the “Board”) granted Dr. Traber 500,000 fully-vested stock options exercisable for 10 years at $1.25 per share. In addition, the Employment Agreement (i) accelerates the vesting of 600,000 warrants that we granted to Dr. Traber in consideration of his service to the Company as Chief Medical Officer on a consultant basis prior his becoming an executive officer, (ii) amends our prior grant of 5,000,000 stock options to include a cashless exercise provision (reported in the above-noted Form 8-K), and (iii) limits the number of vested options under Dr. Traber’s prior grants to a maximum of 5,000,000 at any one time. The Employment Agreement requires the Company to register the offer and sale of the shares underlying such options and warrants. Dr. Traber agreed in the Employment Agreement not to sell any securities of the Company until after his obligation to report transactions in our securities has expired.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Election of Directors

On May 26, 2011, following the approval of our stockholders at the Annual Meeting of Stockholders held on that date (the “2011 Annual Meeting”) to amend our Articles of Incorporation to permit an enlargement of the Board of Directors, our Board voted to expand to eleven members and elected Kevin D. Freeman and John Mauldin to fill the two vacancies created by this expansion and to serve in this capacity until the next annual or special meeting of stockholders called for the election of directors.

Mr. Freeman, a Certified Financial Adviser and registered investment adviser, is Chief Executive Officer of Freeman Global Investment Counsel, an investment advisory firm founded in 2004 operating under Cross Consulting Services LLC, where he serves as President. He is also Chief Investment Officer of Capitalist Publishing Co., Inc. Formerly he was Chairman of Separate Account Services, Inc and held several offices at Franklin Templeton Investment Services. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s financial and investment expertise will be a substantial addition to the Board.

Mr. Mauldin is President of Millennium Wave Advisors LLC, an investment advisory firm, and a registered representative of Millennium Wave Securities, LLC, a FINRA registered broker-dealer. Previously he was Chief Executive Officer of the American Bureau of Economic Research. He has many publications on investments and financial topics, including a New York Times bestseller and articles in the Financial Times and The Daily Reckoning, and is a frequent guest on CNBC, Yahoo Tech Ticker and Bloomberg TV. He holds a B.A. from Rice University and a M.Div. from Southwestern Baptist Theological Seminary. We believe Mr. Freeman’s financial expertise will be a substantial addition to the Board.

In connection with the election of Messrs. Freeman and Mauldin, and the election of Paul Pressler at the 2011 Annual Meeting, the Board approved a grant under the Company’s 2009 Incentive Compensation Plan to each of the new directors, in consideration of his service on the Board, 96,000 stock options exercisable for 10 years at $1.25 per share, which shall vest in 8 equal quarterly installments beginning September 2, 2011 provided he is then a director. Biographical information about Judge Pressler is contained in our definitive proxy statement filed with the Commission on April 12, 2011.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

At the 2011 Annual Meeting, our stockholders approved amendments to the Company’s Articles of Incorporation to (i) authorize the Board to select a new name for the Company and (ii) permit the Board to have as many as eleven members. Based on the stockholder authorization, the Board changed the name of the Company to Galectin Therapeutics Inc. The Certificates of Amendment to the Company’s Articles of Incorporation reflecting the foregoing amendments were filed with the Secretary of State of the State of Nevada and became effective on May 26, 2011. The foregoing description of the Certificates of Amendment is not complete and is qualified in its entirety by reference to the full text of the amendments, copies of which are filed herewith as Exhibits 3.1, 3.2 and 3.3 to this report and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved an amendment of our 2009 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under this Plan from 10,000,000 to 20,000,000; (iii) approved an amendment of our Articles of Incorporation to permit our Board to have up to eleven members, (iv) approved an amendment of our Articles of Incorporation to authorize our Board to change the name of the Company, and (v) ratified the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm to audit the financial statements for our 2011 fiscal year.

Set forth below are the voting results for these proposals:

Proposal 1:	The election of seven directors for a one-year term expiring at the 2012 Annual Stock holders Meeting:

	For	Withheld	Broker Non- Votes
Gilbert Amelio	35,140,780	823,638	31,827,642
Steven Prelack	35,728,038	236,380	31,827,642
Paul Pressler	35,112,580	851,838	31,827,642
Rod Martin	35,132,990	831,428	31,827,642
Jerald Rome	35,683,228	281,190	31,828,642
S. Colin Neill	35,748,743	215,675	31,827,642
Peter Traber	35,726,727	237,691	31,827,642

Proposal 2: To amend our 2009 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under this Plan to 20,000,000.

For	Against	Abstain
32,659,156	13,015,257	290,005

Proposal 3: To amend our Articles of Incorporation to permit our Board of Directors to have up to eleven members:

For	Against	Abstain
61,990,380	5,224,349	577,381

Proposal 4: To amend our Articles of Incorporation to authorize our Board of Directors to change the name of the Company.

For	Against	Abstain
64,766,904	2,214,001	811,155

Proposal 5: To ratify the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm to audit the financial statements for our 2011 fiscal year.

For	Against	Abstain
46,886,195	15,509	105,919

Item 8.01	Other Events

10X Fund, L.P., as holder of all issued and outstanding shares of our Series B-1 and B-2 Convertible Preferred Stock, voting as a separate class of stock, is entitled to designate and elect two members of our Board. At the 2011 Annual Meeting, we received notice from the 10X Fund that it had elected James C. Czirr and Arthur R. Greenberg to serve as members of our Board.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

3.2 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

3.3 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

10.1 Employment Agreement dated May 26, 2011 between Galectin Therapeutics Inc. and Peter G. Traber, M.D.

99.1 Press Release entitled “Stockholders Approve All Proposals at Galectin Therapeutics Annual Stockholders Meeting - Judge Paul Pressler elected to the Board of Directors,” dated May 31, 2011

99.2 Press Release entitled “Galectin Therapeutics Announces the Appointment of Kevin Freeman and John Mauldin to the Board of Directors,” dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: June 2, 2011

EXHIBIT INDEX

Exhibit No.:

3.1 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

3.2 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

3.3 Certificate of Amendment to Articles of Incorporation of Pro-Pharmaceuticals dated May 26, 2011

10.1 Employment Agreement dated May 26, 2011 between Galectin Therapeutics Inc. and Peter G. Traber, M.D.

99.1 Press Release entitled “Stockholders Approve All Proposals at Galectin Therapeutics Annual Stockholders Meeting - Judge Paul Pressler elected to the Board of Directors,” dated May 31, 2011

99.2 Press Release entitled “Galectin Therapeutics Announces the Appointment of Kevin Freeman and John Mauldin to the Board of Directors,” dated June 2, 2011